UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                January 30, 2008

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                   0-10661                   94-2792841
------------------------        ---------------          --------------------
     (State or other         (Commission File No.)         (I.R.S. Employer
     jurisdiction of                                      Identification No.)
incorporation or organization)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


Item 2.02:  Results of Operations and Financial Condition
---------------------------------------------------------

On January 30, 2008 TriCo Bancshares announced its quarterly earnings for the period ended December 31, 2007. A copy of the press release is attached as
Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01: Exhibits
-------------------

(c)  Exhibits

         99.1  Press release dated January 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            TRICO BANCSHARES

Date:  January 30, 2008       By:  /s/ Thomas J. Reddish
                                   --------------------------------------
                                   Thomas J. Reddish, Executive Vice
                                   President and Chief Financial Officer
                                   (Principal Financial and Accounting
                                   Officer)


INDEX TO EXHIBITS

Exhibit No.                Description
-----------                --------------------------------------------

    99.1                   Press release dated January 30, 2008

PRESS RELEASE                                     Contact:  Thomas J. Reddish
For Immediate Release                             Executive Vice President & CFO
                                                  (530) 898-0300

 TRICO BANCSHARES ANNOUNCES ANNUAL AND QUARTERLY EARNINGS FOR THE PERIODS ENDED
                               DECEMBER 31, 2007


CHICO, Calif. - (January 30, 2008) - TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced annual earnings of $25,693,000 for the year ended December 31, 2007. This represents a 4.2% decrease when compared with earnings of $26,830,000 for the year ended December 31, 2006. Diluted earnings per share for the year ended December 31, 2007 decreased 4.3% to $1.57 from $1.64 for the year ended December 31, 2006. Total assets of the Company increased $61 million (3.2%) to $1.981 billion at December 31, 2007 versus $1.920 billion at December 31, 2006. Total loans of the Company increased $42 million (2.8%) to $1.552 billion at December 31, 2007 versus $1.510 billion at December 31, 2006. Total deposits of the Company decreased $54 million (3.4%) to $1.545 billion at December 31, 2007 versus $1.599 billion at December 31, 2006.

Net income for the quarter ended December 31, 2007 decreased 17.6% to $5,701,000 from $6,918,000 in the quarter ended December 31, 2006. Diluted earnings per share decreased 16.7% to $0.35 in the quarter ended December 31, 2007 from $0.42 in the quarter ended December 31, 2006.

The decrease in earnings for the quarter ended December 31, 2007 over the year-ago quarter was due to a $414,000 (1.9%) decrease in net interest income to $21,310,000, a $1,350,000 increase in provision for loan losses from $0 in the year-ago quarter, and a $749,000 (4.4%) increase in noninterest expense to $17,751,000, which were partially offset by a $487,000 (7.3%) increase in noninterest income to $7,114,000 from the year-ago quarter.

The $414,000 decrease in net interest income was due to a 28 basis point decrease in fully tax-equivalent net interest margin to 4.85% during the quarter ended December 31, 2007 versus 5.13% during the quarter ended December 31, 2006, which was partially offset by a $65 million (3.8%) increase in average balance of interest-earning assets when compared to the year-ago quarter. The fully tax-equivalent net interest margin was 5.12% during the quarter ended September 30, 2007. The decrease in fully tax-equivalent net interest margin to 4.85% during the quarter ended December 31, 2007 was due to many factors including a 100 basis point decrease in the prime lending rate between August 31, 2007 and December 31, 2007 which directly impacted the interest earned on the Company's variable rate loans tied to the prime lending rate, a lag in the downward repricing of interest-bearing liabilities compared to interest-earning assets, a change in the mix of interest-bearing liabilities towards a higher percentage of certificates of deposit and other borrowings, and credit and liquidity troubles at some of our competitors which caused them to offer exceptionally high deposit rates which in turn kept deposit rates for the entire industry elevated more than they possibly otherwise would be.

The provision for loan loss was $1,350,000 and $0 during the quarters ended December 31, 2007 and December 31, 2006, respectively. Net loan charge-offs were $1,158,000 during the quarter ended December 31, 2007 compared to $79,000 during the quarter ended December 31, 2006. The $1,158,000 of net loan charge-offs during the quarter ended December 31, 2007 were comprised of $556,000 of indirect auto loans, $436,000 of home equity lines of credit and loans, $84,000 of small business loans, and $82,000 of other loans. Nonperforming loans, net of government agency guarantees, were $7,511,000 at December 31, 2007 compared to $4,512,000 at December 31, 2006. The Company's allowance for losses, which consists of the allowance for loan losses and the reserve for unfunded commitments, was $19,421,000 or 1.25% of total loans outstanding and 259% of nonperforming loans at December 31, 2007 compared to $18,763,000 or 1.24% of total loans outstanding and 416% of nonperforming loans at December 31, 2006.

The $749,000 (4.4%) increase in noninterest expense during the quarter ended December 31, 2007 compared to the year-ago quarter was due to a $325,000 (3.5%) increase in salaries and benefits expense to $9,730,000 and a $602,000 (8.3%) increase in other noninterest expenses to $7,849,000. The increase in salaries and benefits expense was due to increases in base salaries and benefits expenses that were partially offset by a decrease in incentive compensation expense. The increase in other noninterest expense was primarily due to increased occupancy, equipment, and marketing expense that were partially offset by reduced intangible amortization.

The $487,000 (7.3%) increase in noninterest income was primarily due to a $606,000 (12.3%) increase in service charges and fees to $5,546,000 during the quarter ended December 31, 2007 from the quarter ended December 31, 2006. Other noninterest income decreased $119,000 (7.1%) to $1,568,000 due mainly to a $314,000 (58%) decrease in income from cash value of life insurance to $230,000, and a $111,000 (31.8%) decrease in gain on sale of loans to $238,000, that were partially offset by a $281,000 (67.4%) increase in commission on sale of nondeposit investment products to $698,000.

As of December 31, 2007, the Company had not repurchased any shares of its common stock under its stock repurchase plan adopted on August 21, 2007, which left 500,000 shares available for repurchase under the plan.

Richard Smith, President and Chief Executive Officer commented, "Earnings for the fourth quarter of 2007 proved to be very challenging for the banking industry as well as our bank. The difference is that our lower earnings in the fourth quarter are based more upon lower asset yields as a result of a lower prime rate and liabilities that could not re-price quickly due to industry liquidity challenges. Our earnings results were only minimally affected by loan losses as our loan portfolio has held up well during this slowing economic cycle."

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors. This entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company's business.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 32-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 64 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.

                 TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
              (Unaudited. Dollars in thousands, except share data)
                               Three months ended
                                         -------------------------------------------------------------------------------------
                                               December 31,      September 30,     June 30,       March 31,       December 31,
                                                  2007               2007            2007           2007             2005
                                         -------------------------------------------------------------------------------------
Statement of Income Data
Interest income                                    $32,179        $32,442        $31,986        $30,661         $31,545
Interest expense                                    10,869         10,602          9,895          9,216           9,821
Net interest income                                 21,310         21,840         22,091         21,445          21,724
Provision for loan losses                            1,350            700            500            482               -
Noninterest income:
      Service charges and fees                       5,546          5,218          5,375          5,061           4,940
      Other income                                   1,568          1,629          1,654          1,539           1,687
Total noninterest income                             7,114          6,847          7,029          6,600           6,627
Noninterest expense:
      Base salaries net of deferred
          loan origination costs                     6,504          6,142          5,940          5,995           5,885
      Incentive compensation expense                   873            452          1,281          1,203           1,408
      Employee benefits and other
         compensation expense                        2,353          2,381          2,398          2,544           2,112
         Total salaries and benefits expense         9,730          8,975          9,619          9,742           9,405
      Intangible amortization                          122            122            122            123             350
      Provision for losses -
       unfunded commitments                             50              -             74            117               -
      Other expense                                  7,849          7,655          7,628          6,978           7,247
Total noninterest expense                           17,751         16,752         17,443         16,960          17,002
Income before taxes                                  9,323         11,235         11,177         10,603          11,349
Net income                                          $5,701         $6,793         $6,755         $6,444          $6,918
Share Data
Basic earnings per share                             $0.36          $0.43          $0.42          $0.41           $0.44
Diluted earnings per share                            0.35           0.42           0.41           0.39            0.42
Book value per common share                          11.87          11.50          11.22          10.96           10.69
Tangible book value per common share                $10.82         $10.44         $10.16          $9.89           $9.60
Shares outstanding                              15,911,550     15,891,300     15,917,291     15,910,291      15,857,207
Weighted average shares                         15,908,151     15,889,061     15,916,313     15,878,929      15,857,166
Weighted average diluted shares                 16,265,571     16,310,631     16,463,389     16,415,845      16,396,320
Credit Quality
Non-performing loans, net of
       government agency guarantees                 $7,511         $7,507        $13,360         $5,991          $4,512
Other real estate owned                                187            187            187            187               -
Loans charged-off                                    1,425            843            751            739             498
Loans recovered                                       $267           $283           $355           $238            $419
Allowance for losses to total loans(1)               1.25%          1.25%          1.26%          1.26%           1.24%
Allowance for losses to NPLs(1)                       259%           255%           143%           315%            416%
Allowance for losses to NPAs(1)                       252%           249%           141%           305%            416%
Selected Financial Ratios
Return on average total assets                       1.17%          1.44%          1.44%          1.38%           1.46%
Return on average equity                            12.08%         14.92%         15.11%         14.79%          16.23%
Average yield on loans                               7.64%          7.93%          7.93%          7.63%           7.81%
Average yield on interest-earning assets             7.29%          7.58%          7.58%          7.30%           7.43%
Average rate on interest-bearing liabilities         3.16%          3.18%          3.02%          2.85%           2.97%
Net interest margin (fully tax-equivalent)           4.85%          5.12%          5.25%          5.12%           5.13%
Total risk based capital ratio                       11.9%          11.7%          11.8%          11.8%           11.4%
Tier 1 Capital ratio                                 10.9%          10.7%          10.8%          10.8%           10.4%

(1)      Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.


                 TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA
              (Unaudited. Dollars in thousands, except share data)
                               Three months ended
                                         -------------------------------------------------------------------------------------
                                                 December 31,     September 30,     June 30,       March 31,      December 31,
                                                     2007             2007           2007           2007            2006
                                          ------------------------------------------------------------------------------------
Balance Sheet Data
Cash and due from banks                             $88,798         $70,791         $93,636         $75,263        $102,220
Federal funds sold                                        -             488           1,715               -             794
Securities, available-for-sale                      232,427         239,242         175,891         188,478         198,361
Federal Home Loan Bank Stock                          8,766           8,652           8,543           8,442           8,320
Loans
      Commercial loans                              164,815         165,559         159,822         142,083         153,105
      Consumer loans                                535,819         542,875         526,575         516,550         525,513
      Real estate mortgage loans                    716,013         697,670         687,744         687,088         679,661
      Real estate construction loans                135,319         128,972         133,487         149,893         151,600
Total loans, gross                                1,551,966       1,535,076       1,507,628       1,495,614       1,509,879
Allowance for loan losses                           (17,331)        (17,139)        (16,999)        (16,895)        (16,914)
Premises and equipment                               20,492          20,804          20,891          20,924          21,830
Cash value of life insurance                         44,981          44,751          44,346          43,941          43,536
Goodwill                                             15,519          15,519          15,519          15,519          15,519
Intangible assets                                     1,176           1,298           1,421           1,543           1,666
Other assets                                         33,827          34,041          34,436          33,492          34,755
Total assets                                      1,980,621       1,953,523       1,887,027       1,866,321       1,919,966
Deposits
      Noninterest-bearing demand deposits           378,680         345,467         366,321         364,401         420,025
      Interest-bearing demand deposits              216,952         214,726         226,591         235,497         230,671
      Savings deposits                              383,226         386,866         387,422         381,069         374,605
      Time certificates                             566,365         585,083         530,545         555,882         573,848
Total deposits                                    1,545,223       1,532,142       1,510,879       1,536,849       1,599,149
Federal funds purchased                              56,000          66,000          80,500          38,000          38,000
Reserve for unfunded commitments                      2,090           2,040           2,040           1,966           1,849
Other liabilities                                    31,066          29,382          28,878          32,524          30,383
Other borrowings                                    116,126          99,996          44,892          41,347          39,911
Junior subordinated debt                             41,238          41,238          41,238          41,238          41,238
Total liabilities                                 1,791,743       1,770,798       1,708,427       1,691,924       1,750,530
Total shareholders' equity                          188,878         182,725         178,600         174,397         169,436
Accumulated other
      comprehensive loss                             (1,552)         (3,628)         (4,779)         (3,988)         (4,521)
Average loans                                     1,530,729       1,517,419       1,506,913       1,490,055       1,498,040
Average interest-earning assets                   1,776,770       1,721,547       1,698,620       1,692,574       1,711,743
Average total assets                              1,949,096       1,891,992       1,871,260       1,865,448       1,890,765
Average deposits                                  1,545,369       1,499,793       1,500,733       1,534,473       1,550,979
Average total equity                               $188,753        $182,080        $178,836        $174,262        $170,518
